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                                                                      EXHIBIT 21

                             LIST OF SUBSIDIARIES OF
        INCOME GROWTH PARTNERS, LTD. X, A CALIFORNIA LIMITED PARTNERSHIP

         NAME OF SUBSIDIARY                     STATE OF INCORPORATION OR ORGANIZATION
         ------------------                     --------------------------------------
IGP X Mission Park Associates, L.P.                           California

IGP X Mission Park, Inc.                                      California

IGP X Shadow Ridge Meadows, Ltd., a
California limited partnership                                California

IGP X Shadow Ridge Meadows, Inc.                              California